UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 17, 2009

TRIAN ACQUISITION I CORP.

(Exact name of registrant as specified in its charter)

                                                                                                                              Delaware                                                    001-33920                                   26-1252336
                                                                                                                 (State or other jurisdiction                          (Commission File No.)                        (IRS Employer
                                                                                                                       of incorporation)                                                                                                     Identification No.)

280 Park Avenue, 41st Floor New York, New York 10017 (Address of principal executive offices)

(212) 451-3000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth below under Item 8.01 is incorporated herein by reference.

Item 8.01.                      Other Events.

On December 18, 2009, Trian Acquisition I Corp. (the “Company”) issued a press release announcing that the Board of Directors of the Company had approved a plan of distribution (the “Plan of Distribution”), which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.  The Company has evaluated numerous potential business combination opportunities since its initial public offering in January 2008. Ultimately, the Company was not able to consummate a transaction that met its disciplined investment criteria.  Because the Company will not consummate a business combination or obtain an extension of its corporate existence within the time frame required by its amended and restated certificate of incorporation and the terms of its initial public offering, the Company is required to liquidate and dissolve.  The Company expects that liquidating distributions will commence as soon as reasonably practicable following the termination of the Company’s existence on January 23, 2010, as provided in its amended and restated certificate of incorporation.

The Company is a special purpose acquisition company formed in October 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more domestic or international operating businesses or assets.  A registration statement for the Company’s initial public offering was declared effective on January 23, 2008 and the Company completed its initial public offering on January 29, 2008.

The Company will liquidate the amounts held in its trust account, which consist of proceeds from the Company’s initial public offering and private placement of warrants, together with the deferred portion of the underwriters’ discount and commission and interest (net of applicable taxes and amounts withdrawn from the trust account to cover working capital expenses).  Payable upon presentation, liquidating distributions will be made to holders of shares of the Company’s common stock issued in its initial public offering.  Stockholders whose stock is held in “street name” through a broker will automatically receive payment through the Depository Trust Company.  As of December 17, 2009, the balance in the trust account (net of expected payments of expenses) was approximately $909 million, or approximately $9.88 per share of common stock issued in the Company’s initial public offering.  The Company may incur additional expenses prior to the distribution date that may reduce the per share value of the trust account.  In addition, management believes that there may be additional funds received from the refund of Federal and state taxes, and such additional funds, if any, net of associated costs, will be distributed to stockholders entitled to receive proceeds of the trust account when such funds are determined not to be subject to future audit.  No payments will be made with respect to any of the Company’s outstanding warrants or shares of common stock that were acquired prior to the Company’s initial public offering.

The Company will notify the Delaware Secretary of State of the termination of the Company’s corporate existence on January 23, 2010 pursuant to the terms of the Company’s amended and restated certificate of incorporation.  In addition, the Company will file with the Securities and Exchange Commission a Certification and Notice of Termination of Registration on Form 15 for the purpose of deregistering its securities under the Securities Exchange Act of 1934, as amended, and the Company will delist its shares, warrants and units from the NYSE Amex.  As a result, the Company will no longer be a public reporting company.  The Company expects that its warrants will cease trading on the NYSE Amex after the close of business on December 17, 2009 and that its shares and units will cease trading on the NYSE Amex after the close of business on January 22, 2010.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 8.01.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1	Form of Plan of Distribution of Trian Acquisition I Corp.
99.1	Press Release dated December 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 18, 2009

TRIAN ACQUISITION I CORP.
By: /s/EDWARD P. GARDEN Name: Edward P. Garden Title: President and Chief Executive Officer

Exhibit Index

Number	Exhibit
2.1	Form of Plan of Distribution of Trian Acquisition I Corp.
99.1	Press Release dated December 18, 2009.